EXECUTION COPY
September 13, 2016
Herman Miller, Inc.
855 East Main Avenue
Zeeland, Michigan 49464

Re:	Amendment No. 1 to Private Shelf Agreement
Ladies and Gentlemen:
Reference is made to that certain Private Shelf Agreement dated as of December 14, 2010 (the “Agreement”), between Herman Miller, Inc., a Michigan corporation (the “Company”), on the one hand, and PGIM, Inc. (formerly known as Prudential Investment Management, Inc.) (“Prudential”) and each Prudential Affiliate which becomes a party thereto, on the other hand. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.
The Company has requested that Prudential and the Required Holder(s) agree to modify the Agreement as set forth below. Subject to the terms and conditions hereof, Prudential and the Required Holder(s) are willing to agree to the Company’s requests.
Accordingly, and in accordance with the provisions of Section 17.1 of the Agreement, the parties hereto agree as follows:
SECTION 1.    Amendments. Effective on the Effective Date (as defined in Section 2 hereof), the Agreement is amended as follows:
1.1    Amendment to Section 5.16. Section 5.16 of the Agreement is amended and restated in its entirety to read as follows:
“5.16    Foreign Assets Control Regulations, Etc. (a) Neither the Company nor any Controlled Entity (i) is a Blocked Person, (ii) has been notified that its name appears or may in the future appear on a State Sanctions List or (iii) is a target of sanctions that have been imposed by the United Nations or the European Union.
(b)    Neither the Company nor any Controlled Entity (i) has violated, been found in violation of, or been charged or convicted under, any applicable U.S. Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws or (ii) to the Company’s knowledge, is under investigation by any Governmental Authority for possible violation of any U.S. Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws.
(c)    No part of the proceeds from the sale of the Notes hereunder:
(i)    constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used by the Company or any Controlled Entity, directly or indirectly, (A) in connection with any investment in, or any transactions or dealings with, any Blocked Person, (B) for any purpose that would cause any Purchaser to be in violation of any U.S. Economic Sanctions Laws or (C) otherwise in violation of any U.S. Economic Sanctions Laws;
(ii)    will be used, directly or indirectly, in violation of, or cause any Purchaser to be in violation of, any applicable Anti-Money Laundering Laws; or
(iii)    will be used, directly or indirectly, for the purpose of making any improper payments, including bribes, to any Governmental Official or commercial counterparty in order to obtain,

retain or direct business or obtain any improper advantage, in each case which would be in violation of, or cause any Purchaser to be in violation of, any applicable Anti-Corruption Laws.
(d)    The Company has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Company and each Controlled Entity is and will continue to be in compliance with all applicable U.S. Economic Sanctions Laws, Anti-Money Laundering Laws and Anti-Corruption Laws.”
1.2    Addition of New Section 5.21. The following new Section 5.21 is added to the Agreement in proper sequence:
“5.21    Solvency. The Company and its Subsidiaries, taken as a whole, are Solvent, and after the execution, delivery and consummation of the Bank Credit Agreement and the other Loan Documents (as defined in the Bank Credit Agreement) on the First Amendment Effective Date, will be Solvent. As used herein, “Solvent” means, with respect to any Person on any date, that on such date (a) the fair value of the property of such Person is greater than the fair value of the liabilities (including contingent, subordinated, matured and unliquidated liabilities) of such Person, (b) the present fair saleable value of the assets of such Person is greater than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature and (d) such Person is not engaged in or about to engage in business or transactions for which such Person’s property would constitute an unreasonably small capital.”
1.3    Amendment to Section 8.6. The definition of “Reinvestment Yield” contained in Section 8.6 of the Agreement is amended by deleting the reference to “yields” in clause (i) thereof and replacing it with “‘Ask Yield(s)’”.
1.4    Amendment to Section 10.1. Section 10.1(e) of the Agreement is amended and restated in its entirety to read as follows:
“(e)    Indebtedness not otherwise permitted by this Section 10.1 that, together (without duplication) with Indebtedness secured by Liens created by the Company or any Subsidiary under Section 10.2(f), does not in the aggregate at any time outstanding exceed the greater of (i) $30,000,000 and (ii) 10% of Tangible Net Worth; provided that, notwithstanding the foregoing, the aggregate amount permitted under this clause (e) shall not at any time that the Bank Credit Agreement and/or the 2007 Note Purchase Agreement is in effect exceed the aggregate amount permitted thereunder.”
1.5    Amendment to Section 10.2. Section 10.2 of the Agreement is amended as follows:
(a)    Section 10.2(b) of the Agreement is amended by deleting each reference therein to “December 18, 2007” and replacing it with “the First Amendment Effective Date”.
(b)    Section 10.2(f) of the Agreement is amended and restated in its entirety to read as follows:
“(f)    Liens not otherwise permitted by this Section 10.2 securing Indebtedness that, together (without duplication) with Indebtedness incurred or assumed by any Subsidiary under Section 10.1(e), does not in the aggregate at any time outstanding exceed the greater of (i) $30,000,000 and (ii) 10% of Tangible Net Worth; provided that, notwithstanding the foregoing, the aggregate amount permitted under this clause (f) shall not at any time that the Bank Credit Agreement and/or the 2007 Note Purchase Agreement is in effect exceed the aggregate amount permitted thereunder; provided, further that no such Liens shall secure the obligations of the Company or any Subsidiary under any Principal Credit Facility.”
1.6    Amendment to Section 10.3. Section 10.3(b) of the Agreement is amended and restated in its entirety to read as follows:

“(b)    the Company or any of its Subsidiaries may acquire (by merger or otherwise, including a stock acquisition) any Person as a new Subsidiary or acquire all or substantially all the assets of any other Person (each, a “Proposed Target”); provided that (x) no Default or Event of Default exists or will result after giving effect to any such acquisition, (y) the Proposed Target is engaged in a business or activity reasonably related to the business of the Company and its Subsidiaries and (z) with respect to a Permitted Acquisition with a total purchase price (including assumed debt) exceeding $100,000,000 (a “Material Acquisition”):
(i)    after giving effect to such acquisition, the Company, either directly or indirectly, shall own not less than 90% (in number of votes) of the Equity Interests of the Proposed Target;
(ii)    on a pro forma basis, as if the acquisition of the Proposed Target (and any related incurrence or assumption of Indebtedness) had occurred at the beginning of the most recently-ended four fiscal quarter period for which the Company has delivered financial statements under Section 7.1(a) or Section 7.1(b) that precedes the date on which such acquisition actually occurs, (A) the Leverage Ratio as of the Determination Date for such acquisition would not exceed 3.50 to 1.00 (without giving effect to any Step-Up Election) and (B) the Company would be in compliance with the terms and conditions of this Agreement, which pro forma results shall be evidenced by a certificate of a Senior Financial Officer of the Company setting forth reasonably detailed calculations demonstrating pro forma compliance with subclause (a) above and with Section 10.12; and
(iii)    the board of directors or other governing body of the Proposed Target shall have approved the acquisition and such acquisition shall be completed as a result of an arm’s length negotiation (i.e., on a non-hostile basis).”
1.7    Amendment to Section 10.4. Section 10.4(d) of the Agreement is amended and restated in its entirety to read as follows:
“(d)    Investments, loans or advances not otherwise permitted by this Section 10.4, but only if (i) no Default or Event of Default exists or will result after giving effect to any such investment, loan or advance and (ii) on a pro forma basis, as if such investment, loan or advance (and any related incurrence or assumption of Indebtedness) had occurred at the beginning of the most recently-ended four fiscal quarter period for which the Company has delivered financial statements under Section 7.1(a) or Section 7.1(b) that precedes the Determination Date for such investment, loan or advance, the Leverage Ratio as of such Determination Date would not exceed 3.50 to 1.00 (without giving effect to any Step-Up Election).”

1.8    Amendment to Section 10.6. Section 10.6(c) is amended and restated in its entirety to read as follows:
“(c)     the Company may make Restricted Payments with respect to its Equity Interests, in each case so long as:

(i)     no Default or Event of Default exists or will result after giving effect to any such Restricted Payment;

(ii)     on a pro forma basis, assuming such Restricted Payment (and any related incurrence of Indebtedness) had occurred at the beginning of the most recently-ended four fiscal quarter period for which the Company has delivered financial statements under Section 7.1(a) or (b) that precedes the date on which such Restricted Payment actually occurs, (A) the Leverage Ratio as of the Determination Date for such Restricted Payment would not exceed 3.50 to 1.00 (without giving effect to any Step-Up Election) and (B) the Company would be in compliance with the terms and conditions of this Agreement; and

(iii)    the sum of (A) the aggregate Available Unused Commitments (as defined in the Bank Credit Agreement as in effect on the First Amendment Effective Date) of all Bank Lenders plus

(B) unrestricted cash of the Company and its Subsidiaries on a consolidated basis is at least $50,000,000.”
1.9    Amendment to Section 10.13. Section 10.13(d) of the Agreement is deleted in its entirety, and Sections 10.13(b) and (c) of the Agreement are amended and restated in their entirety to read as follows, respectively:
“(b)     on a pro forma basis, assuming such 2007 Senior Notes Prepayment had occurred at the beginning of the most recently-ended four fiscal quarter period for which the Company has delivered financial statements under Section 7.1(a) or (b) that precedes the date on which such 2007 Senior Notes Prepayment actually occurs, (i) the Leverage Ratio as of the Determination Date for such 2007 Senior Notes Prepayment would not exceed 3.50 to 1.00 (without giving effect to any Step-Up Election) and (ii) the Company would be in compliance with the terms and conditions of this Agreement, which pro forma results shall be evidenced by a certificate of a Senior Financial Officer of the Company setting forth reasonably detailed calculations demonstrating pro forma compliance with clause (i) above and with Section 10.12; and
(c)     the sum of (i) Available Unused Commitments (as defined in the Bank Credit Agreement as in effect on the First Amendment Effective Date) of all Bank Lenders plus (ii) unrestricted cash of the Company and its Subsidiaries on a consolidated basis is at least $50,000,000.”
1.10    Amendment to Section 10.14. Section 10.14 of the Agreement is amended and restated in its entirety to read as follows:
10.14    Economic Sanctions, Etc. The Company will not, and will not permit any Controlled Entity to (a) become (including by virtue of being owned or controlled by a Blocked Person), own or control a Blocked Person or (b) directly or indirectly have any investment in or engage in any dealing or transaction (including any investment, dealing or transaction involving the proceeds of the Notes) with any Person if such investment, dealing or transaction (i) would cause any holder or any affiliate of such holder to be in violation of, or subject to sanctions under, any law or regulation applicable to such holder, or (ii) is prohibited by or subject to sanctions under any U.S. Economic Sanctions Laws.
1.11    Amendment to Section 20. The following new paragraph is added at the end of Section 20:
“In the event that as a condition to receiving access to information relating to the Company or its Subsidiaries in connection with the transactions contemplated by or otherwise pursuant to this Agreement, any Purchaser or holder of a Note is required to agree to a confidentiality undertaking (whether through IntraLinks, another secure website, a secure virtual workspace or otherwise) which is different from this Section 20, this Section 20 shall not be amended thereby and, as between such Purchaser or such holder and the Company, this Section 20 shall supersede any such other confidentiality undertaking.”
1.12    Amendment to Section 22.3. The penultimate sentence of Section 22.3 of the Agreement is amended and restated in its entirety to read: “Notwithstanding the foregoing or any other provision of this Agreement, (i) for purposes of determining compliance with any covenant, including any financial covenant, Indebtedness of the Company and any of its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 (and FASB ASC 470-20, if applicable) on financial liabilities shall be disregarded; (ii) from and after the effective date of FASB ASC 842 (Leases) (the “Lease Accounting Change”), all covenants (including financial covenants) under this Agreement shall continue to be calculated in accordance with GAAP as in effect immediately prior to the effectiveness of the Lease Accounting Change, unless otherwise agreed by and among the Company and the Required Holder(s) (the Company and the Required Holder(s) having no obligation to negotiate any amendments to this Agreement in response to the Lease Accounting Change); and (iii) together with each certificate of a Senior Financial Officer delivered pursuant to Section 7.2 for any period, the Company shall deliver reconciliations in reasonable detail showing calculations of all relevant covenants (including any financial covenant) with and without giving effect to the foregoing clauses (i) and (ii).”
1.13    Amendments to Schedule A.

(a)    The following new definitions are added to Schedule A to the Agreement in proper sequence:
“Anti-Corruption Law” means any law or regulation in a U.S. or any non-U.S. jurisdiction regarding bribery or any other corrupt activity, including the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act 2010.
“Anti-Money Laundering Law” means any law or regulation in a U.S. or any non-U.S. jurisdiction regarding money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes, including the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act) and the USA PATRIOT Act.
“Blocked Person” means (a) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by OFAC, (b) a Person, entity, organization, country or regime that is blocked or a target of sanctions that have been imposed under U.S. Economic Sanctions Laws or (c) a Person that is an agent, department or instrumentality of, or is otherwise beneficially owned by, controlled by or acting on behalf of, directly or indirectly, any Person, entity, organization, country or regime described in clause (a) or (b).
“Control” has the meaning specified in the definition of “Affiliate.” “Controlled” has a correlative meaning.
“Controlled Entity” means (a) any of the Subsidiaries of the Company and any of their or the Company’s respective Controlled Affiliates and (b) if the Company has a parent company, such parent company and its Controlled Affiliates.
“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.
“First Amendment” means Amendment No. 1 to Private Shelf Agreement dated as of the First Amendment Effective Date among the Company, Prudential and the Prudential Affiliates party thereto.
“First Amendment Effective Date” means September 13, 2016.
“Governmental Official” means any governmental official or employee, employee of any government-owned or government-controlled entity, political party, any official of a political party, candidate for political office, official of any public international organization or anyone else acting in an official capacity.
“Material Acquisition” is defined in Section 10.3(b).
“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.
“OFAC Sanctions Program” means any economic or trade sanction that OFAC is responsible for administering and enforcing. A list of OFAC Sanctions Programs may be found at http://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx.
“State Sanctions List” means a list that is adopted by any state Governmental Authority within the United States of America pertaining to Persons that engage in investment or other commercial activities in Iran or any other country that is a target of economic sanctions imposed under U.S. Economic Sanctions Laws.
“Supply Chain Accounts Payable” means accounts payable owed by the Company or any Subsidiary Guarantor to a supplier, which have been sold or transferred to a financial institution under a supply chain financing or structured accounts payable program.

“U.S. Economic Sanctions Laws” means those laws, executive orders, enabling legislation or regulations administered and enforced by the United States pursuant to which economic sanctions have been imposed on any Person, entity, organization, country or regime, including the Trading with the Enemy Act, the International Emergency Economic Powers Act, the Iran Sanctions Act, the Sudan Accountability and Divestment Act and any other OFAC Sanctions Program.
(b)    The following definitions contained in Schedule A to the Agreement are amended and restated in their entirety to read as follows, respectively:
“Bank Credit Agreement” means the Fourth Amended and Restated Credit Agreement dated as of September 13, 2016 by and among the Company, certain Subsidiaries of the Company named therein, Wells Fargo Bank, National Association, as administrative agent, and the other financial institutions party thereto, as amended, restated, joined, supplemented or otherwise modified from time to time, and any renewals, extensions or replacements thereof which constitute the primary bank credit facility of the Company and its Subsidiaries.
“Consolidated EBITDA” means, with reference to any period, the net income (or loss) of the Company and its Subsidiaries for such period, plus, to the extent deducted from revenues in determining such net income, (a) Consolidated Interest Expense, (b) expense for income taxes paid or accrued, (c) depreciation, (d) amortization, (e) other non-cash expenses, including non-cash, share-based compensation deducted from net income in accordance with SFAS 123(R), (f) non-recurring costs or expenses incurred in connection with a restructuring or permitted merger or acquisition (in each case, with the written consent of the Required Holder(s), which shall not be unreasonably withheld), and (g) extraordinary non-cash losses incurred other than in the ordinary course of business, minus (or in the case of charges, plus), to the extent included in such net income, (x) extraordinary gains realized other than in the ordinary course of business and (y) non-cash charges or gains related to the Company’s pension plan(s) with respect to (i) actuarial gains and losses (including the effects of changes in assumptions) to the extent recognized for purposes of net pension costs under FASB ASC Topic 715 or (ii) as a result of an accounting for settlement or curtailment, in each case, in accordance with FASB ASC Topic 715-30-35, all as determined in accordance with GAAP and calculated for the Company and its Subsidiaries on a consolidated basis.
“Determination Date” means (a) for purposes of Section 10.3(b)(ii) with respect to any acquisition, the date such acquisition closes, (b) for purposes of Section 10.4(d) with respect to any investment, loan or advance, the date such investment, loan or advance is made, (c) for purposes of Section 10.6(c)(ii) with respect to any Restricted Payment, the date such Restricted Payment is made and (d) for purposes of Section 10.13(b) with respect to any 2007 Senior Notes Prepayment, the date on which such 2007 Senior Notes Prepayment is made.
“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit, bank guarantee or letter of guaranty issued to support such Indebtedness or obligation;

provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.
“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding (i) current accounts payable incurred in the ordinary course of business and (ii) commencing January 3, 2018, and at all times thereafter, Supply Chain Accounts Payable incurred in the ordinary course of business, regardless of whether such current accounts payable or Supply Chain Accounts Payable are required to be classified as debt under GAAP or any other accounting rules or standards from time to time applicable to the Company or any Subsidiary Guarantor), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit, letters of guaranty and bank guarantees, (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (k) all Off-Balance Sheet Liabilities of such Person, (l) all obligations under any Disqualified Stock of such Person and (m) the Net Mark-to-Market Exposure of such Person under Swap Agreements. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. Indebtedness of any Person shall not include (i) leases under which such Person is lessee that are true operating leases or (ii) such Person’s obligations under performance bonds.
“Leverage Ratio” means, as of the applicable Determination Date, the ratio of (a) Consolidated Indebtedness as of such date to (b) Consolidated EBITDA, as calculated for the most recently-ended four fiscal quarter period for which the Company has delivered financial statements under Section 7.1(a) or Section 7.1(b).
“Material Indebtedness” means Indebtedness (other than the Indebtedness evidenced by the Notes), or obligations in respect of one or more Swap Agreements, of any one or more of the Company and its Subsidiaries in an aggregate principal amount exceeding the Dollar Equivalent of $15,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Company or any Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that Company or such Subsidiary would be required to pay if such Swap Agreement were terminated at such time.
“Permitted Investments” means any investment that would qualify as cash equivalents under GAAP and any other investments that are either (a) permitted by the Company’s investment policy as of December 18, 2007 or (b) permitted under any revised or successor investment policy that may from time to time be adopted by the Company after the First Amendment Effective Date, so long as any such investment described in this clause (b) that would not have been permitted under the Company’s investment policy described in clause (a) is reasonably acceptable to the Required Holder(s).

“Proposed Target” is defined in Section 10.3(b).

(c)    The definitions of “Anti-Terrorism Order” and “Project Offshore” contained in Schedule A are deleted in their entirety.
1.14    Amendments to Schedules. Schedules 5.4(a), 5.4(d) and 10.2 to the Agreement are replaced with Schedules 5.4(a), 5.4(d) and 10.2 to this letter.
SECTION 2.    Conditions Precedent. The amendments in Section 1 of this letter shall become effective as of the date (the “Effective Date”) upon which each of the following conditions is satisfied:
2.1.    Documents. Prudential and each holder of a Note shall have received original counterparts or, if satisfactory to Prudential and such holder, certified or other copies of all of the following, each duly executed and delivered by the party or parties thereto, in form and substance satisfactory to Prudential and such holder, dated the date hereof unless otherwise indicated, and on such date in full force and effect:
(a)    a copy of this letter, duly executed by the Company; and
(b)    a fully-executed copy of the Fourth Amended and Restated Credit Agreement among the Company, the Subsidiaries of the Company from time to time parties thereto as subsidiary borrowers, various financial institutions and Wells Fargo Bank, National Association, as administrative agent (the “Restated Credit Agreement”).
2.2.    Fees and Expenses. The Company shall have paid the fees and expenses of special counsel to Prudential and the holders that have been presented to the Company as of the Effective Date.
2.3    Representations and Warranties. The representations and warranties of the Company in Section 3 hereof shall be true and correct on the Effective Date.
2.4    Proceedings. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in substance and form to Prudential and the holders of the Notes and their counsel, and Prudential and each holder of a Note shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.
SECTION 3.    Representations and Warranties of the Company. To induce Prudential and the holders to execute and deliver this letter, the Company hereby represents, warrants and covenants that (1) the execution and delivery of this letter has been duly authorized by all necessary corporate action on behalf of the Company and this letter has been executed and delivered by a duly authorized officer of the Company, and all necessary or required consents to this letter have been obtained and are in full force and effect, (2) the representations and warranties contained in Section 5 of the Agreement are true on and as of the Effective Date (after giving effect to the amendments herein), and (3) there does not exist on the Effective Date any Event of Default or Default (after giving effect to the amendments herein).
SECTION 4.    Representations and Warranties of Holders of Notes. Each holder of the Notes executing this letter hereby represents and warrants to the Company that (i) such holder holds the outstanding principal amount of the Notes set forth beneath its signature hereto; and (ii) each person signing this letter on its behalf has been duly authorized and has the requisite authority to execute and deliver this letter on behalf of such party and to bind such party to the terms and conditions of this letter.
SECTION 5.    Reference to and Effect on Agreement. Upon the effectiveness of the amendments in this letter, each reference to the Agreement in any other document, instrument or agreement shall mean and be a reference to the Agreement, as modified by this letter. Except as specifically set forth in Section 1 of this letter, the Agreement shall remain in full force and effect and each is hereby ratified and confirmed in all respects. Except as specifically set forth in Section 1 of this letter, the execution, delivery and effectiveness of this letter shall not (a) amend the Agreement or any Note, (b) operate as a waiver of any right, power or remedy of Prudential or the holder of any Note, or (c) constitute a waiver of, or consent to any departure from, any provision of the Agreement or any Note at any time. The Company acknowledges and agrees that neither Prudential nor any holder of a Note is under any duty or obligation of any kind or nature whatsoever to grant the Company any future amendments, waivers or consents of any type, whether or not under similar circumstances, and no course of dealing or course of performance shall be deemed to have occurred as a result of the amendments herein.
SECTION 6.    Expenses. The Company hereby confirms its obligations under the Agreement, whether or not the transactions hereby contemplated are consummated, to pay, promptly after request by Prudential, all reasonable out-of-pocket costs and expenses, including attorneys’ fees and expenses, incurred by Prudential or the holders of the Notes in connection with this letter agreement or the transactions contemplated hereby, in enforcing any rights under this letter, or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this letter or the transactions contemplated hereby. The obligations of the Company under this Section 6 shall survive transfer by any holder of any Note and payment of any Note.
SECTION 7.    Governing Law. THIS LETTER SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF ILLINOIS (EXCLUDING ANY CONFLICTS OF LAW RULES WHICH WOULD OTHERWISE CAUSE THIS AGREEMENT TO BE CONSTRUED OR ENFORCED IN ACCORDANCE WITH, OR THE RIGHTS OF THE PARTIES TO BE GOVERNED BY, THE LAWS OF ANY OTHER JURISDICTION).
SECTION 8.    Counterparts; Facsimile Signature Pages; Section Titles. This letter may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this letter by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart of this letter. The section titles contained in this letter are and shall be without substance, meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.
[signature pages follow]

Very truly yours,

PGIM, INC. (formerly known as Prudential Investment Management, Inc.)

By:
    Vice President
THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By:
    Vice President
Outstanding principal amount of Notes held:

$45,000,000.00
THE GIBRALTAR LIFE INSURANCE CO.,
LTD.

By:    Prudential Investment Management Japan
Co., Ltd. (as Investment Manager)

By:    PGIM, Inc. (as Sub-Adviser)

By: ______________________________
Vice President

Outstanding principal amount of Notes held:
$5,000,000.00

Signature Page to Amendment No. 1

Agreed and accepted:
HERMAN MILLER, INC.

By: ______________________________
Name:    Kevin J. Veltman
Title:     Vice President - Investor Relations
and Treasurer

Signature Page to Amendment No. 1

ORGANIZATION AND OWNERSHIP OF SHARES OF SUBSIDIARIES; AFFILIATES

Parent Company	State of Incorporation
Herman Miller, Inc. 855 East Main Avenue PO Box 302 Zeeland, Michigan 49464	Michigan

Officers and Position	Board of Directors	Term Expiration
Hezron Timothy Kelsie Lopez, Senior Vice President Legal Services, General Counsel & Secretary	Michael A. Volkema, Chairman	2019
Don Goeman, EVP, Research, D&D	David Brandon	2018
Steve Gane, EVP, President Geiger and Specialty Consumer	Douglas French	2018
Jeffrey Kurburski, Sr. VP, CIO	Mary Vermeer Andringa	2017
Andrew Lock, President HM International	J. Barry Griswell	2017
Gregory Bylsma, EVP, COO, North America (Work & Learning)	John R. Hoke III	2018
Malisa Bryant, Sr. VP Sales & Distribution North America (Work & Learning)	Brenda Freeman	2017
Louise McDonald, President HM Healthcare	Dorothy A. Terrell	2017
Michael Ramirez, Sr. VP People, Places, Administration	Dr. David Ulrich	2019
Jeffrey Stutz, EVP & CFO	Lisa Kro	2019
Brian C. Walker, President & CEO	Brian C. Walker	2017
Bruce Benedict Watson, Executive Creative Director	Heidi Manheimer	2018
Kevin Veltman, VP Treasury & Investor Relations
John McPhee, EVP, President – DWR
John Edelman, EVP, CEO – DWR

Entity	Ownership	State or Country of Corp.
844782 Ontario, Inc.	Herman Miller, Inc. 100%	Canada
Brandrud Furniture, Inc.	Nemschoff Chairs, Inc. 100%	Washington
Colebrook Bosson Saunders, Inc.	Herman Miller, Inc. 100%	Michigan
Colebrook Bosson Saunders (Products), Ltd.	Herman Miller, Ltd 100%	UK
Colebrook Bosson Saunders, Pty. Ltd.	Herman Miller (Aust) Pty. Ltd 100%	Australia
Convia, Inc. (fka HMI Purple, Inc.)	Herman Miller, Inc. 100%	Delaware
Coro Acquisition Corporation - California	Herman Miller, Inc. 100%	Michigan
Design Within Reach, Inc.	Herman Miller Consumer Holdings, Inc. 100%	Delaware

SCHEDULE 5.4(a)
(to Private Shelf Agreement)

Entity	Ownership	State or Country of Corp.
Federal Solutions, LLC	Nemschoff Chairs, Inc. 100%	Wisconsin
Geiger International, Inc.	Herman Miller, Inc. 100%	Delaware
Herman Miller Consumer Corporation Canada	Herman Miller Consumer Holdings, Inc. 100%	Canada
Herman Miller Consumer Co.	Herman Miller Consumer Holdings, Inc. 100%	Michigan
Herman Miller Consumer Holdings Inc.	Herman Miller, Inc. 92.59%, John Edelman 4.98%, John McPhee 2.38%, Kevin Vogl 0.03%, Marcella Barry 0.01%	Michigan
Herman Miller (Aust.) PTY LTD	Herman Miller, Inc. 100%	Australia
Herman Miller (Ningbo) Furniture Co., Ltd.	Herman Miller, Inc. 100%	China
Herman Miller (Dongguan) Furniture Co., Ltd.	POSH Office Systems (Hong Kong) Ltd. 100%	Hong Kong
Herman Miller (Shanghai) Commercial and Trading Co., Ltd.	Herman Miller, Inc. 100%	PRC
Herman Miller Accessories, LLC	Herman Miller, Inc. 100%	Delaware
Herman Miller Asia Pte. Ltd.	Herman Miller, Inc. 99.9% Director Qualified Shares 0.01%	Singapore
Herman Miller B.V.	Herman Miller, Ltd. 100%	Netherlands
Herman Miller Canada, Inc.	Herman Miller International Finance Luxembourg S.à r.l. 100%	Canada
Herman Miller Deutschland, Inc.	Herman Miller, Inc. 100%	Michigan
Herman Miller do Brasil, Ltda.	Herman Miller, Inc. 80%, Herman Miller Liquidating 20%	Brazil
Herman Miller Furniture (India) Pvt. Ltd.	Herman Miller Asia Pted. Ltd. 99.99% Herman Miller Ltd. 0.01%	India
Herman Miller Global Customer Solutions (Hong Kong), Limited	Herman Miller International Finance Luxembourg S.à r.l. 100%	Hong Kong
Herman Miller Global Customer Solutions, Inc.	Herman Miller, Inc. 100%	Michigan
Herman Miller Global Holdings Luxembourg S.à r.l.	Herman Miller International Finance Luxembourg S.à r.l. 100%	Luxembourg
Herman Miller Holdings Limited	Herman Miller International Finance Luxembourg S.à r.l. 100%	England and Wales
Herman Miller International Finance Luxembourg S.à r.l	Herman Miller Global Holdings Luxembourg S.à r.l. 100%	Luxembourg
Herman Miller Japan, Ltd.	Herman Miller, Inc. 100%	Japan
Herman Miller Limited	Herman Miller, Inc. 100%	United Kingdom
Herman Miller Mexico SA de CV	Hermiri de SA de CV 99.1% Herman Miller, Inc. 00.9%	Mexico, D.F.
Herman Miller OP Spectrum Holdings, Inc.	Herman Miller, Inc. 100%	Michigan
Herman Miller Servicios S. de R.L. de C.V.	Hermiri de SA de CV 99.9% Herman Miller, Inc. 0.01%	Mexico, D.F.
Herman Miller Zeeland, Inc.	Herman Miller, Inc. 100%	Michigan
Hermiri de SA de CV	Herman Miller, Inc. 74.36% HM Delaware 25.63% 0.01% James Christenson	Mexico

SCHEDULE 5.4(a)
(to Private Shelf Agreement)

Entity	Ownership	State or Country of Corp.
HM Delaware LLC	Herman Miller Canada Inc. 99% Herman Miller Ltd. 1%	Delaware
HMI Bell, Inc.	Convia, Inc. 100%	Delaware
HMI Liquidating Company	Herman Miller, Inc. 100%	Michigan
Integrated Metal Technologies, Inc.	Herman Miller, Inc. 100%	Michigan
Jubilee Foundation - (a/k/a Herman Miller Foundation)	Herman Miller, Inc. 100%	Michigan
Maharam Fabric Corporation	Herman Miller, Inc. 100%	New York
Meridian, Inc.	Herman Miller, Inc. 100%	Michigan
Milsure Insurance, Ltd.	Herman Miller, Inc. 100%	Barbados, West Indies
Naught One Ltd	Naughtone (Holdings) Limited 100%	England and Wales
Naughtone (Holdings) Limited	Herman Miller Holdings Limited 50%; Mark James Hammond 16.67%; Kieron Jon Blackwell 16.67%; Matthew John Welsh 16.67%	England and Wales
Naughtone Manufacturing Ltd	Herman Miller Holdings Limited 50%; Mark James Hammond 12.5%; Kieron Jon Blackwell 12.5%; Matthew John Welsh 12.5%; Jonathan Cowgill 12.5%	England and Wales
Nemschoff Chairs, Inc.	Herman Miller, Inc. 100%	Wisconsin
Nemschoff Distribution, LLC	Nemschoff Chairs, Inc. 100%	Wisconsin
OP Ventures of Texas, Inc.	Herman Miller, Inc. 100%	Texas
POSH Office Systems (Hong Kong) Ltd.	Sun Hing POSH Holdings Limited 99% Herman Miller, Inc. 1%	Hong Kong
Steeline (Hong Kong) Ltd.	Sun Hing POSH Holdings Limited 50% Herman Miller, Inc. 50%	Hong Kong
Sun Hing POSH Holdings Limited.	Herman Miller Global Customer Solutions (Hong Kong) Ltd. 99% Herman Miller, Inc. 1%	Hong Kong

SCHEDULE 5.4(a)
(to Private Shelf Agreement)

ORGANIZATION AND OWNERSHIP OF SHARES OF SUBSIDIARIES; AFFILIATES

The Company's Subsidiaries organized under the laws of the countries of China, Brazil and India are subject to restrictions on the ability to pay dividends and other similar distribution of profits by virtue of currency exchange control measures, corporate law and other legal prohibitions.

SCHEDULE 5.4(d)
(to Private Shelf Agreement)

LIENS

Liens evidenced by the following UCC filings (each filing made with the office of the Michigan Secretary of State):

Secured Party	Original File No.	Original Date of Filing	Collateral
Raymond Leasing Corporation	2012100527-4	7/12/12	Specific leased equipment
Classic Die, Inc.	2012142609-8	10/8/12	Filing under Michigan Special Tools Lien Act
Fisher/Unitech, Inc.	2013042854-8	3/27/13	Specific equipment
CG Automation & Fixture, Inc.	2013054013-0	4/17/13	Filing under Michigan Special Tools Lien Act
CG Automation & Fixture, Inc.	2013074258-2	5/22/13	Filing under Michigan Special Tools Lien Act
Toyota Motor Credit Corporation (assignee)	2013101873-0	7/15/13	Specific equipment
CG Automation & Fixture, Inc.	2013123126-3	8/23/13	Filing under Michigan Special Tools Lien Act
CG Automation & Fixture, Inc.	2013138464-6	9/25/13	Filing under Michigan Special Tools Lien Act
Precision Jig & Fixture, Inc.	2013160124-4	11/6/13	Specific fixtures
Commercial Tool & Die, Inc.	2013172307-6	12/6/13	Filing under Michigan Special Tools Lien Act
CG Automation & Fixture, Inc.	2014012169-1	1/24/14	Filing under Michigan Special Tools Lien Act
CG Automation & Fixture, Inc.	2014038776-8	3/20/14	Filing under Michigan Special Tools Lien Act
Commercial Tool & Die, Inc.	2014049825-6	4/9/14	Filing under Michigan Special Tools Lien Act
CG Automation & Fixture, Inc.	2014073396-5	5/21/14	Filing under Michigan Special Tools Lien Act
Hurco Companies, Inc.	2014093481-0	6/26/14	Specific equipment
CG Automation & Fixture, Inc.	2014111411-6	7/30/14	Filing under Michigan Special Tools Lien Act
Hurco Companies, Inc.	2015010104-5	1/23/15	Specific equipment
Precision Jig & Fixture, Inc.	2015056498-2	4/24/15	Specific fixtures
Classic Die, Inc.	2015070251-8	5/19/15	Filing under Michigan Special Tools Lien Act
Commercial Tool & Die, Inc.	2015083058-3	6/11/15	Filing under Michigan Special Tools Lien Act
Precision Jig & Fixture, Inc.	2015102030-9	7/17/15	Specific fixtures
Commercial Tool & Die, Inc.	2015137753-2	10/2/15	Filing under Michigan Special Tools Lien Act
Specialty Tooling Systems, Inc.	2015140158-5	10/8/15	Specific equipment
Commercial Tool & Die, Inc.	2015143774-4	10/15/15	Filing under Michigan Special Tools Lien Act

SCHEDULE 10.2
(to Private Shelf Agreement)

Secured Party	Original File No.	Original Date of Filing	Collateral
Specialty Tooling Systems, Inc.	2015153507-1	11/5/15	Specific equipment
Specialty Tooling Systems, Inc.	2015153508-3	11/5/15	Specific equipment
JR Automation Technologies, LLC	2015009467-2	1/21/16	Filing under Michigan Special Tools Lien Act
CG Automation & Fixture, Inc.	2016017649-8	2/8/16	Filing under Michigan Special Tools Lien Act
Epoch Robotics	2016082228-5	6/13/15	Filing under Michigan Special Tools Lien Act
Commercial Tool & Die, Inc.	2016089807-0	6/27/16	Filing under Michigan Special Tools Lien Act

SCHEDULE 10.2
(to Private Shelf Agreement)